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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 22, 2000


                             HALSEY DRUG CO., INC.


                  695 NO. PERRYVILLE ROAD, ROCKFORD, ILLINOIS


                                 (815)-399-2060



Incorporated under the laws of            Commission File Number           I.R.S. Employer Identification Number
      State of New York                          1-10113                                 11-0853640


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ITEM 5     OTHER EVENTS

           On March 22, 2000, the Company announced that it had successfully negotiated a lease termination agreement with its landlord for the Company's Brooklyn, New York manufacturing facility. Under this agreement, the Company is obligated to pay rent through August 31, 2000 but will, in exchange for a termination payment of $1,150,000, be able to cancel the remainder of the lease term which was to continue until December 31, 2005. The total base rent payments that would have been required from September 1, 2000 to December 31, 2005 were approximately $6,715,000. The agreement does allow the Company to continue to lease the facility beyond August 31, 2000 but requires the Company to vacate the premises no later than March 31, 2001.

           The total charge against earnings of approximately $3,220,000 resulting from eliminating the Brooklyn operation includes the lease termination payment of $1,150,000, a provision of $200,000 for plant repairs, the write-off of leasehold improvements of $1,778,000 and severance and other costs for terminated employees of $730,000 less deferred rent previously expensed of $638,000. This one time charge will be included in the Company's results for the fourth quarter of 1999.

           The Settlement Agreement requires that the Company remit the termination payment no later than April 18, 2000. Although the Company is actively seeking sources of financing, no assurance can be given that the Company will satisfy the termination payment obligations.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c)   Exhibits

           Exhibit No.        Description
           -----------        -----------
              99.2            Press Release dated March 22, 2000 announcing
                              termination and settlement of Brooklyn lease


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      HALSEY DRUG CO., INC.


                                      By: \s\ Michael Reicher
                                         ---------------------------------
                                              Michael Reicher
                                              President and Chief Executive
                                              Officer

Date:  March 24, 2000